Exhibit 10.3

ENGINEERING SERVICES CONTRACT

Witnesseth hereby the Engineering Services Contract entered into by and between Polindustria S.A., with Single Taxpayer's Registry No 20100401160, domiciled at Av. Separadora Industrial 2605, Urb. Santa Raquel, Ate, Lima, duly represented by its Manager, Mr. Angel Mauricio Lefevre Garcia, identified by National Identity Document No 25680133, hereinafter referred to as THE COMPANY, as party to the first part, and Pure Biofuels del Peru S.A.C., with Single Taxpayer's Registry No 20513251255, domiciled at Calle Los Euchariz 150, Dpto. 201, Santiago de Surco, Lima, duly represented by its General Manager, Mr. Luis Humberto Goyzueta Angobaldo, identified by National Identity Document No 10609920, hereinafter referred to as THE CLIENT, under the terms contained in the following clauses:

CLAUSES

ONE.- THE COMPANY is a legal entity under private law incorporated as a General Stock Corporation, which main purpose is the development of engineering projects for the industrial sector, the manufacturing of machines and their components and the assembly of industrial facilities.

TWO.- THE CLIENT is a legal entity under private law incorporated as a Closely Held Corporation, which purpose is the development of biocomponents to be used in the hydrocarbon market.

THREE.- THE COMPANY will hereunder provide engineering services to THE CLIENT for purposes and within the framework of the project NEW BIODIESEL PLANT. THE CLIENT hereby represents that said project will be carried out in lands in the city of Lima provided to such effect.

FOUR.- The services subject matter hereof will be provided in the following stages:

  Stage 1: Basic Engineering: It will comprise the development of concepts and design for and the selection of the industrial manufacturing project. Deliverables in this stage will be process diagrams, a descriptive report, documented references of the selection and basic design of the component equipment.

  Stage 2: Detailed Engineering: It will comprise the development of details for the execution, acquisition, installation, testing and implementation of the industrial manufacturing project. Deliverables in this stage will be plans and technical specifications for the execution of the electromechanical assembly works and the procurement of the necessary equipment and accessories.

  Stage 3: Architectonic, Structural, Sanitary and Civil Construction Project: It will comprise the development of the necessary technical documents for the distribution, layout, location and construction of the various foundations, yards, streets, sanitary networks and buildings required for the operation of the plant subject matter hereof. Deliverables in this stage will be the plans and technical specifications required for the performance of the necessary civil works, earthmoving and buildings.

  FIVE.- The parties state, as reference, that the contract amount of the services referred to in the foregoing clause is US$120,000.00 (one hundred and twenty thousand and 00/100 US Dollars), plus the taxes established by law, which will be paid by THE CLIENT to THE COMPANY as follows:

  25% upon execution hereof and commencement of Stage 1.

  25% upon execution, delivery and acceptance of Stage 1.

  10% upon execution, delivery and acceptance of Stage 2.

  10% upon completion of Stage 3.

  15% upon completion, delivery and acceptance of Stage 3.

  SIX.- The terms established for the three stages is 100 calendar days and are subject to:

  The availability of the basic information and definition of the scopes delivered by THE CLIENT.

  The physical availability of the land where the works will be carried out for commencement of Stage 2: Detailed Engineering.

  SEVEN.- This Contract may be terminated in case THE CLIENT fails to make any payment to THE COMPANY, whether in whole or in part, established in Clause Five. The Contract may also be terminated if THE COMPANY continuously fails to comply with the terms and deliverables described in Clause Four.

  EIGHT.- The parties agree that this Contract will come into effect upon its execution and will be in force for the terms and under the conditions described in Clause Six.

  NINE.- THE COMPANY commits itself to keep in confidence every technical or non-technical information THE CLIENT may provide THE COMPANY for the development of the services subject matter hereof and to use it exclusively within the scope of the services described above.

  TEN.- THE COMPANY warrants and represents that it will perform the engineering services subject matter hereof according to the best and optimal practices of the various engineering areas within the scope of each stage described in Clause Four. Likewise, every technical information that is generated as well as the deliverables subject matter hereof will be the intellectual property of THE CLIENT.

  ELEVEN.- In order for every communication and notice between the parties to be valid as a result of the execution of this Contract, both parties hereby represent that their addresses are those mentioned in the introduction hereof. Any change of address by any of the parties will be valid from the date it is informed in writing to the other party.

  In witness whereof, the parties execute this document in the city of Lima on September 29, 2006.